Exhibit 99.2

EXECUTIVE TRANSITION AGREEMENT

This Executive Transition Agreement (the “Agreement”) is made and entered into by and between Theodore A. Boutacoff (“Employee”) and Iridex Corporation (the “Company”), effective as of October 10, 2011 (the “Effective Date”).

RECITALS

WHEREAS, Employee was employed as an at-will employee with the Company pursuant to an Executive Transition Agreement, dated April 28, 2005 (the “2005 Transition Agreement”);

WHEREAS, Employee signed an Employment, Confidential Information, Invention Assignment and Arbitration Agreement with the Company on even date herewith (the “Confidentiality Agreement”);

WHEREAS, Employee and the Board of Directors of the Company (the “Board”) have determined that it is in the best interests of the Company and its stockholders to hire a new Chief Executive Officer and for Employee to continue his employment with the Company in his current capacity until the new Chief Executive Officer has been hired, to assume the role of Chief Technology Officer reporting to the new Chief Executive Officer upon the hiring of such new Chief Executive Officer and to assist the Company with and ensure a smooth transition in connection with and following the hiring of the new Chief Executive Officer;

WHEREAS, the Board believes that it is in the best interests of the Company and its stockholders to provide Employee with an incentive to continue his employment with the Company as the Company’s Chief Technology Officer and to motivate Employee to maximize the value of the Company for the benefit of its stockholders;

WHEREAS, the Board believes that in order to ensure that the Company will have the continued dedication and objectivity of Employee, it is in the best interests of the Company and its stockholders to provide Employee with certain benefits described herein;

WHEREAS, the Parties agree that this Agreement will supersede and replace the terms of the 2005 Transition Agreement.; and

WHEREAS, the new Chief Executive Officer will commence his employment on October 10, 2011 (the “Transition Commencement Date”).

NOW, THEREFORE, in consideration of the mutual covenants contained herein, the parties hereto agree as follows:

AGREEMENT

1. Transition to Chief Technology Officer; Resignation as Chief Executive Officer.

(a) Transition. Effective on the Transition Commencement Date, Employee hereby resigns as Chief Executive Officer and as a member of the Board and accepts employment as the Company’s Chief Technology Officer reporting to the Company’s Chief Executive Officer.

(b) Transition Duties, Salary and Benefits. Following the Transition Commencement Date, Employee shall serve as the Company’s Chief Technology Officer and shall report to the Company’s Chief Executive Officer. Upon Employee’s commencement of his role as the Company’s Chief Technology Officer Employee will receive the following compensation and benefits:

(i) Base Salary. The Company will pay Employee an annual base salary of $210,000 as compensation for his services (the “Base Salary”). The Base Salary will be paid periodically in accordance with the Company’s normal payroll practices and be subject to the usual, required withholding.

(ii) Bonus. Employee will continue to be eligible to receive bonus compensation through participation in the Company’s Senior Staff Bonus Plan (the “Bonus Plan”) equal to that for which he is currently eligible, on an annualized basis, through the Transition Commencement Date. Following the Transition Commencement Date and provided that Employee continues his employment with the Company through the end of the Company’s 2012 fiscal year, notwithstanding anything to the contrary contained in the Bonus Plan, Employee will be eligible to earn cash bonuses through participation in the Bonus Plan in the same manner as other executives reporting to the Company’s Chief Executive Officer; provided, however that notwithstanding any terms in the Bonus Plan to the contrary, Employee need not be an employee of the Company on the date such cash bonus is paid so long as he remained an employee of the Company through the end of the Company’s 2012 fiscal year. All cash bonuses earned by Employee through the Bonus Plan will be paid in accordance with the Company’s standard practices, but no later than two and one half (2  1/2) months after the calendar year in which such cash bonuses are earned, regardless as to whether Employee’s employment with the Company terminates (for any reason) following the end of the Company’s 2012 fiscal year.

(c) Amendment of Outstanding Options. Each of the options to purchase shares of Common Stock of the Company (each, an “Option”) currently held by Employee and listed on Exhibit A hereto shall be amended as of, and effective upon, the Effective Date to provide that the post-termination exercise period for each such Option currently held by Employee and listed on Exhibit A hereto shall be extended to the maximum extent possible under the terms and the applicable stock option plan under which such Option was granted to allow Employee to exercise each such Option until the expiration date of such Option listed on Exhibit A hereto.

(d) Acceleration of Vesting of Outstanding Options. Provided that Employee continues his employment with the Company through the end of the Severance Payment Period (as defined below), 100% of the unvested shares subject to all of Employee’s Options outstanding as of the end of the Severance Payment Period, whether granted on, before or after the date of this Agreement, and 100% of any of Employee’s shares of Company common stock subject to a Company repurchase right upon Employee’s termination of employment for any reason (the “Restricted Stock”) whether acquired by Employee on, before or after the date of this Agreement, will immediately vest upon such date. To the extent not expressly amended hereby, the terms and provisions otherwise applicable to such Options and Restricted Stock shall remain in full force and effect.

(e) Vacation. Employee will be eligible to accrue vacation on the terms specified in the Company’s vacation policy. Employee may also be eligible for holidays and sick/family care days pursuant to the Company’s standard policies relating thereto, which may be modified from time to time at the Company’s discretion.

(f) Expenses. The Company will reimburse Employee for reasonable travel, entertainment or other expenses incurred by Employee in the furtherance of or in connection with the performance of Employee’s duties hereunder, in accordance with the Company’s expense reimbursement policy as in effect from time to time.

(g) Employee Benefits. During Employee’s employment with the Company, Employee will be entitled to participate in the employee benefit plans currently and hereafter maintained by the Company of general applicability to other senior executives of the Company, including, without limitation, the Company’s group medical, dental, vision, disability, life insurance, and flexible-spending account plans. The Company reserves the right to cancel or change the benefit plans and programs it offers to its employees at any time.

2. At-Will Employment. The Company and Employee acknowledge that Employee’s employment is and continues to be “at-will.” Employee further understands and acknowledges that any representation to the contrary is unauthorized and not valid unless in writing and signed by the CEO of the Company. Accordingly, Employee acknowledges that he may be terminated at any time, with or without Cause or for any or no Cause, at Employee’s option or at the option of the Company, with or without notice. Employee understands and agrees that neither his job performance nor promotions, commendations, bonuses or the like from the Company can give rise to or in any way serve as the basis for modification, amendment, or extension, by implication or otherwise, of the at-will nature of his employment with the Company. As described in this Agreement, however, Employee may be entitled to severance benefits or notice depending upon the circumstances of Employee’s termination of employment with the Company. Employee agrees to devote no less than 75% of his business time and attention (although Employee shall not be obligated to work more than 30 hours per week) to his role and responsibilities as Chief Technology Officer, unless otherwise mutually agreed by the Company and Employee.

3. Severance Benefits.

(a) Involuntary Termination other than for Cause. In the event that prior to the sixteen month anniversary of the Transition Commencement Date (a) the Company (or any parent or subsidiary of the Company employing Employee) terminates Employee’s employment with the Company (or any parent or subsidiary of the Company) without Employee’s consent and for a reason other than for Cause or (b) Employee terminates his employment with the Company for Good Reason and, in either such case, subject to the Employee’s (or Employee’s estate, as applicable) execution and delivery of a general release of claims in substantially the form attached hereto as Exhibit B (the “Release Agreement”) and such Release Agreement becomes effective and irrevocable within sixty (60) days following such termination, then promptly following such termination of employment, or, if later, the effective date of the Release Agreement or (ii) the Delayed Initial Payment Date (as defined below), as applicable, Employee (or Employee’s estate, as applicable) will receive the following benefits from the Company:

(i) Accrued Compensation. Employee will be entitled to receive all accrued vacation, expense reimbursements and any other benefits due to Employee through the date of termination of employment in accordance with the Company’s then existing employee benefit plans, policies and arrangements.

(ii) Severance Payment. Employee will be paid continuing payments of severance pay (the “Cash Severance Payment”) in an aggregate amount equal to the amount of base salary Employee would have been paid at Employee’s base salary rate, as then in effect, had Employee continued his employment with the Company through the Severance Payment Period and such aggregate amount will be paid ratably on a periodic basis through March 15 of the calendar year following the year of employment termination in accordance with the Company’s normal payroll policies; provided, however, that if during the Severance Payment Period Employee engages in Competition, breaches the terms of the Release Agreement or breaches the covenants in Section 6, all severance payments being made to Employee by the Company pursuant to this subsection will immediately cease and Employee shall not be entitled to any additional severance payments hereunder; and provided, further, that in the event that there is a Change of Control during the Severance Payment Period and the Company has not ceased making severance payments to

Employee pursuant to the preceding clause, Employee will be paid a lump sum one-time cash payment immediately prior to such Change of Control equal to any amount of the Cash Severance Payment not yet paid to Employee in accordance with the Company’s normal payroll policies, but that would otherwise be due through the end of the Severance Payment Period.

(iii) Continued Employee Benefits. Employee will receive Company-paid coverage during the Severance Payment Period for Employee and Employee’s eligible dependents under the Company’s Benefit Plans; provided, however, that if during the Severance Payment Period Employee engages in Competition, breaches the terms of the Release Agreement or breaches the covenants in Section 6, all Company-paid coverage pursuant to this subsection will immediately cease. In the event of a Change of Control, Employee will receive a lump sum payment equivalent to the cost of COBRA coverage for Employee and Employee’s eligible dependents for the remainder of the Severance Payment Period.

(iv) Acceleration of Options. 100% of the unvested shares subject to all of Employee’s Options outstanding on the date of such termination, whether granted on, before or after the date of this Agreement, and 100% of any of Employee’s Restricted Stock, whether acquired by Employee on, before or after the date of this Agreement, will immediately vest upon such termination. To the extent not expressly amended hereby, the terms and the terms and provisions otherwise applicable to such Options and Restricted Stock shall remain in full force and effect.

(v) Payments or Benefits Required by Law. Employee will receive such other compensation or benefits from the Company as may be required by law (for example, “COBRA” coverage under Section 4980B of the Internal Revenue Code of 1986, as amended (the “Code”)).

(b) Other Terminations. If at any time Employee voluntarily terminates Employee’s employment with the Company or any parent or subsidiary of the Company (other than for Good Reason) or if the Company (or any parent or subsidiary of the Company employing Employee) terminates Employee’s employment with the Company (or any parent or subsidiary of the Company) for Cause, then Employee will (i) receive his earned but unpaid base salary through the date of termination of employment, (ii) receive all accrued vacation, expense reimbursements and any other benefits due to Employee through the date of termination of employment in accordance with established Company plans, policies and arrangements, and (iii) not be entitled to any other compensation or benefits (including, without limitation, accelerated vesting of Options or Restricted Stock) from the Company except to the extent provided under the applicable stock option agreement(s) or as may be required by law (for example, “COBRA” coverage under Section 4980B of the Code).

(c) Termination due to Death or Disability. For the avoidance of doubt, if Employee’s employment with the Company (or any parent or subsidiary of the Company) is terminated due to Employee’s death or Employee’s becoming Disabled, then Employee or Employee’s estate (as the case may be) will receive the severance benefits provided for in Section 3(a) above, and will not be entitled to any other compensation or benefits from the Company except to the extent required by law.

(d) Exclusive Remedy. In the event of a termination of Employee’s employment with the Company (or any parent or subsidiary of the Company), the provisions of this Section 3 are intended to be and are exclusive and in lieu of any other rights or remedies to which Employee or the Company may otherwise be entitled (including any contrary provisions in any written formal employment agreement or offer letter between the Company and Employee (any such agreements, an “Employment Agreement”)), whether at law, tort or contract, in equity, or under this Agreement. Employee will be entitled to no benefits, compensation or other payments or rights upon termination of employment other than those benefits expressly set forth in this Section 3.

4. Limitation on Payments. In the event that the severance and other benefits provided for in this Agreement or otherwise payable to Employee (i) constitute “parachute payments” within the meaning of Section 280G of the Code and (ii) but for this Section 4, would be subject to the excise tax imposed by Section 4999 of the Code, then the severance and other benefits provided for in this Agreement or otherwise payable to Employee will be either:

(a) delivered in full, or

(b) delivered as to such lesser extent which would result in no portion of such severance benefits being subject to excise tax under Section 4999 of the Code,

whichever of the foregoing amounts, taking into account the applicable federal, state and local income taxes and the excise tax imposed by Section 4999, results in the receipt by Employee on an after-tax basis, of the greatest amount of severance benefits, notwithstanding that all or some portion of such severance benefits may be taxable under Section 4999 of the Code. If a reduction in the severance and other benefits constituting “parachute payments” is necessary so that no portion of such severance benefits is subject to the excise tax under Section 4999 of the Code, the reduction shall occur in the following order: (1) reduction of the cash severance payments; (2) cancellation of accelerated vesting of equity awards; and (3) reduction of continued employee benefits. In the event that acceleration of vesting of equity award compensation is to be reduced, such acceleration of vesting shall be cancelled in the reverse order of the date of grant of Employee’s equity awards. Unless the Company and Employee otherwise agree in writing, any determination required under this Section 4 will be made in writing by the Company’s independent public accountants (the “Accountants”), whose determination will be conclusive and binding upon Employee and the Company for all purposes. For purposes of making the calculations required by this Section 4, the Accountants may make reasonable assumptions and approximations concerning applicable taxes and may rely on reasonable, good faith interpretations concerning the application of Sections 280G and 4999 of the Code. The Company and Employee will furnish to the Accountants such information and documents as the Accountants may reasonably request in order to make a determination under this Section 4. The Company will bear all costs the Accountants may reasonably incur in connection with any calculations contemplated by this Section 4.

5. Definition of Terms. The following terms referred to in this Agreement will have the following meanings:

(a) Benefit Plans. “Benefit Plans” means plans, policies or arrangements that the Company sponsors (or participates in) and that immediately prior to Employee’s termination of employment provide Employee and/or Employee’s eligible dependents with medical, dental, and/or vision benefits. Benefit Plans do not include any other type of benefit (including, but not by way of limitation, disability, life insurance or retirement benefits). A requirement that the Company provide Employee and Employee’s eligible dependents with coverage under the Benefit Plans will not be satisfied unless the coverage is no less favorable than that provided to Employee and Employee’s eligible dependents immediately prior to Employee’s termination of employment. Notwithstanding any contrary provision of this Section 5(a), but subject to the immediately preceding sentence, the Company may, at its option, satisfy any requirement that the Company provide coverage under any Benefit Plan by (i) reimbursing Employee’s premiums under COBRA after Employee has properly elected continuation coverage under COBRA (in which case Employee will be solely responsible for electing such coverage for Employee and Employee’s eligible dependents), or (ii) instead providing coverage under a separate plan or plans providing coverage that is no less favorable or by paying Employee a lump sum payment sufficient to provide Employee and Employee’s eligible dependents with equivalent coverage under a third party plan that is reasonably available to Employee and Employee’s eligible dependents.

(b) Cause. “Cause” shall mean (i) any act of personal dishonesty taken by Employee against the Company, which is intended to result in substantial personal enrichment of Employee; (ii) Employee’s conviction of or plea of nolo contendere to a felony or a material violation of federal or state law by Employee that the Board reasonably believes has had or will have a detrimental effect on the Company’s reputation or business, (iii) an intentional and reckless act by Employee that constitutes misconduct and is injurious to the Company, or (iv) willful misconduct or gross neglect of Employee’s duties. The Company must provide Employee with at least thirty (30) days advance written notice of Employee’s misconduct or neglect under subsections (i), (iii) or (iv) (the “Cure Period”) if such conduct is reasonably capable of being cured. If Employee does not cure the misconduct or neglect to the reasonable satisfaction of the Company by the expiration of the Cure Period and/or if the misconduct or neglect is not capable of being cured, Employee’s employment may then be terminated by the Board at its sole discretion. Notice of termination shall be given in accordance with Section 9(b).

(c) Change of Control. “Change of Control” shall mean the occurrence of any of the following events:

(i) the approval by the stockholders of the Company of a merger or consolidation of the Company with any other corporation or entity; provided, however, any merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation shall not be deemed a Change of Control;

(ii) the approval by the stockholders of the Company of a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets;

(iii) any “person” (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended) becoming the “beneficial owner” (as defined in Rule 13d-3 under said Act), directly or indirectly, of securities of the Company representing 50% or more of the total voting power represented by the Company’s then outstanding voting securities; or

(iv) a change in the composition of the Board occurring within a 12-month period, as a result of which fewer than a majority of the directors are Incumbent Directors. “Incumbent Directors” shall mean directors who either (A) are directors of the Company as of the date immediately prior to the Change of Control, or (B) are elected, or nominated for election, to the Board with the affirmative votes of at least a majority of those directors whose election or nomination was not in connection with any transactions described in subsections (i), (ii), or (iii) or in connection with an actual or threatened proxy contest relating to the election of directors of the Company.

(d) Competition. “Competition” will mean Employee’s direct or indirect engagement in (whether as an employee, consultant, agent, proprietor, principal, partner, stockholder, corporate officer, director or otherwise), or ownership interest in or participation in the financing, operation, management or control of, any person, firm, corporation or business that competes with Company; provided, however, that Employee may purchase or otherwise acquire up to (but not more than) one percent (1%) of any class of securities of any enterprise (but without participating in the activities of such enterprise) if such securities are listed on any national or regional securities exchange or have been registered under Section 12(g) of the Securities Exchange Act of 1934, as amended.

(e) Disability. “Disability” will mean that Employee has been unable to perform the principal functions of Employee’s duties due to a physical or mental impairment, but only if such inability has lasted or is reasonably expected to last for at least six months. Whether Employee has a Disability will be determined by the Board based on evidence provided by one or more physicians selected by the Board.

(f) Good Reason. “Good Reason” shall mean Employee’s resignation within ninety (90) days following the expiration of any Company cure period (discussed below) following the occurrence of one or more of the following, without Employee’s express written consent:

(i) employee is (i) assigned a position other than as Chief Technology Officer reporting to the Chief Executive Officer, (ii) is assigned duties that are materially inconsistent with acting as a Chief Technology Officer reporting to the Chief Executive Officer, or (iii) is assigned no duties in his role as Chief Technology Officer reporting to the Chief Executive Officer; or

(ii) a material reduction, of the facilities and perquisites available to Employee immediately prior to such reduction; provided, however, Employee will be deemed not to have terminated his employment with the Company for Good Reason in the event that (a) similar such reductions occur concurrently with and apply to the Company’s senior management, including the Company’s Chief Executive Officer and Vice Presidents or (b) Employee’s office space and location is reasonably comparable to that of officers of the Company reporting directly to the Company’s Chief Executive Officer; or

(iii) a material reduction of Employee’s base annual salary; provided, however, Employee will be deemed not to have terminated his employment with the Company for Good Reason in the event similar such reductions occur concurrently and apply to the Company’s senior management, including the Company’s Chief Executive Officer and Vice Presidents; or

(iv) a material reduction by the Company in the kind or level of employee benefits to which Employee is entitled immediately prior to such reduction with the result that Employee’s overall benefits package is significantly reduced; provided, however, Employee will be deemed not to have terminated his employment with the Company for Good Reason in the event similar such reductions occur concurrently and apply to the Company’s senior management, including the Company’s Chief Executive Officer and Vice Presidents; or

(v) the relocation of Employee to a facility or a location more than twenty-five (25) miles from his current location; provided, however, Employee will be deemed not to have terminated his employment with the Company for Good Reason in the event similar such relocation occurs concurrently with and applies to the Company’s senior management, including the Company’s Chief Executive Officer and Vice Presidents; or

(vi) any purported involuntary termination of Employee by the Company which is not effected for Cause.

Employee will not resign for Good Reason without first providing the Company with written notice of the acts or omissions constituting the grounds for “Good Reason” within ninety (90) days of the initial existence of the grounds for “Good Reason” and a cure period of thirty (30) days following the date of such notice and such grounds for “Good Reason” have not been cured during such period.

(g) Severance Payment Period. “Severance Payment Period” shall mean the sixteen month period starting on the Transition Commencement Date.

6. Non-Solicitation. During the Severance Payment Period, Employee, directly or indirectly, whether as employee, owner, sole proprietor, partner, director, member, consultant, agent, founder, co-venturer or otherwise, will not: (i) solicit, induce or influence any person to leave employment with the Company; or (ii) directly or indirectly solicit business from any of the Company’s customers and users on behalf of any business that directly competes with the principal business of the Company.

7. Successors.

(a) The Company’s Successors. Any successor to the Company (whether direct or indirect and whether by purchase, merger, consolidation, liquidation or otherwise) to all or substantially all of the Company’s business and/or assets will assume the obligations under this Agreement and agree expressly to perform the obligations under this Agreement in the same manner and to the same extent as the Company would be required to perform such obligations in the absence of a succession. For all purposes under this Agreement, the term “Company” will include any successor to the Company’s business and/or assets which executes and delivers the assumption agreement described in this Section 7(a) or which becomes bound by the terms of this Agreement by operation of law.

(b) Employee’s Successors. The terms of this Agreement and all rights of Employee hereunder will inure to the benefit of, and be enforceable by, Employee’s personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees.

8. Return of Company Materials. Upon separation from employment with the Company, on Company’s earlier request during Employee’s employment, or at any time subsequent to Employee’s employment upon demand from the Company, Employee will immediately deliver, and will not keep in his possession, recreate, or deliver to anyone else, any and all Company property, all devices and equipment belonging to the Company (including computers, handheld electronic devices, telephone equipment, and other electronic devices), all tangible embodiments of the Inventions (as defined in the Confidentiality Agreement), all electronically stored information and passwords to access such property, Company credit cards, records, data, notes, notebooks, reports, files, proposals, lists, correspondence, specifications, drawings, blueprints, sketches, materials, photographs, charts, any other documents and property, and reproductions of any of the foregoing items.

9. Notice.

(a) General. Notices and all other communications contemplated by this Agreement will be in writing and will be deemed to have been duly given when personally delivered or when mailed by U.S. registered or certified mail, return receipt requested and postage prepaid on the third day after mailing. In the case of Employee, mailed notices will be addressed to him at the home address which he most recently communicated to the Company in writing. In the case of the Company, mailed notices will be addressed to its corporate headquarters, and all notices will be directed to the attention of its President.

(b) Notice of Termination. Any termination by the Company for Cause or by Employee for Good Reason or as a result of a voluntary resignation will be communicated by a notice of termination to the other party hereto given in accordance with Section 9(a) of this Agreement. Such notice will indicate the specific termination provision in this Agreement relied upon, will set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination under the provision so indicated, and will specify the termination date (which will be not more than thirty (30) days after the giving of such notice). The failure by Employee to include in the notice any fact or circumstance which contributes to a showing of Good Reason will not waive any right of Employee hereunder or preclude Employee from asserting such fact or circumstance in enforcing his rights hereunder.

10. Section 409A.

(a) Notwithstanding anything to the contrary in this Agreement, no severance pay or benefits to be paid or provided to Employee, if any, pursuant to this Agreement that, when considered together with any other severance payments or separation benefits, are considered deferred compensation under Code Section 409A, and the final regulations and any guidance promulgated thereunder (“Section 409A”) (together, the “Deferred Payments”) will be paid or otherwise provided until Employee has a “separation from service” within the meaning of Section 409A. Similarly, no severance payable to Employee, if any, pursuant to this Agreement that otherwise would be exempt from Section 409A pursuant to Treasury Regulation Section 1.409A-1(b)(9) will be payable until Employee has a “separation from service” within the meaning of Section 409A.

(b) Notwithstanding anything to the contrary in this Agreement, if Employee is a “specified employee” within the meaning of Section 409A at the time of Employee’s termination (other than due to death), then the Deferred Payments that are payable within the first six (6) months following Employee’s separation from service, will become payable on the first payroll date that occurs on or after the date six (6) months and one (1) day following the date of Employee’s separation from service (such date, the “Delayed Initial Payment Date”). All subsequent Deferred Payments, if any, will be payable in accordance with the payment schedule applicable to each payment or benefit. Notwithstanding anything herein to the contrary, if Employee dies following Employee’s separation from service, but prior to the six (6) month anniversary of the separation from service, then any payments delayed in accordance with this paragraph will be payable in a lump sum as soon as administratively practicable after the date of Employee’s death and all other Deferred Payments will be payable in accordance with the payment schedule applicable to each payment or benefit. Each payment and benefit payable under this Agreement is intended to constitute a separate payment for purposes of Section 1.409A-2(b)(2) of the Treasury Regulations.

(c) Any amount paid under this Agreement that satisfies the requirements of the “short-term deferral” rule set forth in Section 1.409A-1(b)(4) of the Treasury Regulations will not constitute Deferred Payments for purposes of Section 10(b) above.

(d) Any amount paid under this Agreement that qualifies as a payment made as a result of an involuntary separation from service pursuant to Section 1.409A-1(b)(9)(iii) of the Treasury Regulations that does not exceed the Section 409A Limit (as defined below) will not constitute Deferred Payments for purposes of Section 10(b) above. For purposes of this section, “Section 409A Limit” means two (2) times the lesser of: (i) Employee’s annualized compensation based upon the annual rate of pay paid to Employee during Employee’s taxable year preceding the Employee’s taxable year of his or her separation from service as determined under Treasury Regulation Section 1.409A-1(b)(9)(iii)(A)(1) and any Internal Revenue Service guidance issued with respect thereto; or (ii) the maximum amount that may be taken into account under a qualified plan pursuant to Section 401(a)(17) of the Internal Revenue Code for the year in which Employee’s separation from service occurred.

(e) The foregoing provisions are intended to comply with the requirements of Section 409A so that none of the severance payments and benefits to be provided hereunder will be subject to the additional tax imposed under Section 409A, and any ambiguities herein will be interpreted to so comply. The Company and Employee agree to work together in good faith to consider amendments to this Agreement and to take such reasonable actions which are necessary, appropriate or desirable to avoid imposition of any additional tax or income recognition prior to actual payment to Employee under Section 409A.

11. Miscellaneous Provisions.

(a) Term of Agreement. This Agreement will terminate upon expiration of the Severance Payment Period; provided, however, that Sections 4, 5, 7, 8, 9, 10, and 11 of this Agreement shall survive any termination of this Agreement.

(b) No Duty to Mitigate. Employee will not be required to mitigate the amount of any payment contemplated by this Agreement, nor will any such payment be reduced by any earnings that Employee may receive from any other source.

(c) Waiver. No provision of this Agreement will be modified, waived or discharged unless the modification, waiver or discharge is agreed to in writing and signed by Employee and by an authorized officer of the Company (other than Employee). No waiver by either party of any breach of, or of compliance with, any condition or provision of this Agreement by the other party will be considered a waiver of any other condition or provision or of the same condition or provision at another time.

(d) Headings. All captions and section headings used in this Agreement are for convenient reference only and do not form a part of this Agreement.

(e) Entire Agreement. This Agreement and the Confidentiality Agreement constitute the entire agreement of the parties hereto and supersede in their entirety all prior representations, understandings, undertakings or agreements (whether oral or written and whether expressed or implied) of the Parties with respect to the subject matter hereof, including (without limitation) the 2005 Transition Agreement, and any other employment agreements. No future agreements between the Company and Employee may supersede this Agreement, unless they are in writing and specifically mentioned in this Section 10(e).

(f) Choice of Law. The laws of the State of California (without reference to its choice of laws provisions) will govern the validity, interpretation, construction and performance of this Agreement.

(g) Severability. The invalidity or unenforceability of any provision or provisions of this Agreement will not affect the validity or enforceability of any other provision hereof, which will remain in full force and effect.

(h) Withholding. All payments made pursuant to this Agreement will be subject to withholding of applicable income and employment taxes.

(i) Counterparts. This Agreement may be executed in counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

(j) Arbitration and Equitable Relief.

(i) Arbitration. IN CONSIDERATION OF EMPLOYEE’S EMPLOYMENT WITH THE COMPANY, ITS PROMISE TO ARBITRATE ALL EMPLOYMENT-RELATED DISPUTES, AND EMPLOYEE’S RECEIPT OF THE COMPENSATION, PAY RAISES, AND OTHER BENEFITS PAID TO HIM BY THE COMPANY, AT PRESENT AND IN THE FUTURE, EMPLOYEE AGREES THAT ANY AND ALL CONTROVERSIES, CLAIMS, OR DISPUTES WITH ANYONE (INCLUDING THE COMPANY AND ANY EMPLOYEE, OFFICER, DIRECTOR, SHAREHOLDER, OR BENEFIT PLAN OF THE COMPANY, IN THEIR CAPACITY AS SUCH OR OTHERWISE), ARISING OUT OF, RELATING TO, OR RESULTING FROM HIS EMPLOYMENT WITH THE COMPANY OR THE TERMINATION OF HIS EMPLOYMENT WITH THE COMPANY, INCLUDING ANY BREACH OF THIS AGREEMENT, SHALL BE SUBJECT TO BINDING ARBITRATION UNDER THE ARBITRATION RULES SET

FORTH IN CALIFORNIA CODE OF CIVIL PROCEDURE SECTION 1280 THROUGH 1294.2, INCLUDING SECTION 1281.8 (THE “ACT”), AND PURSUANT TO CALIFORNIA LAW. THE FEDERAL ARBITRATION ACT SHALL CONTINUE TO APPLY WITH FULL FORCE AND EFFECT NOTWITHSTANDING THE APPLICATION OF PROCEDURAL RULES SET FORTH IN THE ACT. DISPUTES THAT EMPLOYEE AGREES TO ARBITRATE, AND THEREBY AGREES TO WAIVE ANY RIGHT TO A TRIAL BY JURY, INCLUDE ANY STATUTORY CLAIMS UNDER LOCAL, STATE, OR FEDERAL LAW, INCLUDING, BUT NOT LIMITED TO, CLAIMS UNDER TITLE VII OF THE CIVIL RIGHTS ACT OF 1964, THE AMERICANS WITH DISABILITIES ACT OF 1990, THE AGE DISCRIMINATION IN EMPLOYMENT ACT OF 1967, THE OLDER WORKERS BENEFIT PROTECTION ACT, THE SARBANES-OXLEY ACT, THE WORKER ADJUSTMENT AND RETRAINING NOTIFICATION ACT, THE CALIFORNIA FAIR EMPLOYMENT AND HOUSING ACT, THE FAMILY AND MEDICAL LEAVE ACT, THE CALIFORNIA FAMILY RIGHTS ACT, THE CALIFORNIA LABOR CODE, CLAIMS OF HARASSMENT, DISCRIMINATION, AND WRONGFUL TERMINATION, AND ANY STATUTORY OR COMMON LAW CLAIMS. NOTWITHSTANDING THE FOREGOING, EMPLOYEE UNDERSTANDS THAT NOTHING IN THIS AGREEMENT CONSTITUTES A WAIVER OF HIS RIGHTS UNDER SECTION 7 OF THE NATIONAL LABOR RELATIONS ACT. EMPLOYEE FURTHER UNDERSTANDS THAT THIS AGREEMENT TO ARBITRATE ALSO APPLIES TO ANY DISPUTES THAT THE COMPANY MAY HAVE WITH EMPLOYEE.

(ii) Procedure. EMPLOYEE AGREES THAT ANY ARBITRATION WILL BE ADMINISTERED BY JUDICIAL ARBITRATION & MEDIATION SERVICES, INC. (“JAMS”), PURSUANT TO ITS EMPLOYMENT ARBITRATION RULES & PROCEDURES (THE “JAMS RULES”) WHICH ARE AVAILABLE AT HTTP://WWW.JAMSADR.COM/RULES-EMPLOYMENT-ARBITRATION/, A COPY OF WHICH IS AVAILABLE FROM HUMAN RESOURCES. EMPLOYEE AGREES THAT THE ARBITRATOR SHALL HAVE THE POWER TO DECIDE ANY MOTIONS BROUGHT BY ANY PARTY TO THE ARBITRATION, INCLUDING MOTIONS FOR SUMMARY JUDGMENT AND/OR ADJUDICATION, AND MOTIONS TO DISMISS AND DEMURRERS, PRIOR TO ANY ARBITRATION HEARING. EMPLOYEE AGREES THAT THE ARBITRATOR SHALL ISSUE A WRITTEN DECISION ON THE MERITS. EMPLOYEE ALSO AGREES THAT THE ARBITRATOR SHALL HAVE THE POWER TO AWARD ANY REMEDIES AVAILABLE UNDER APPLICABLE LAW, AND THAT THE ARBITRATOR SHALL AWARD ATTORNEYS’ FEES AND COSTS TO THE PREVAILING PARTY WHERE PROVIDED BY APPLICABLE LAW. EMPLOYEE AGREES THAT THE DECREE OR AWARD RENDERED BY THE ARBITRATOR MAY BE ENTERED AS A FINAL AND BINDING JUDGMENT IN ANY COURT HAVING JURISDICTION THEREOF. EMPLOYEE UNDERSTANDS THAT THE COMPANY WILL PAY FOR ANY ADMINISTRATIVE OR HEARING FEES CHARGED BY THE ARBITRATOR OR JAMS EXCEPT THAT HE SHALL PAY ANY FILING FEES ASSOCIATED WITH ANY ARBITRATION THAT HE INITIATES, BUT ONLY SO MUCH OF THE FILING FEES AS HE WOULD HAVE INSTEAD PAID HAD HE FILED A COMPLAINT IN A COURT OF LAW. EMPLOYEE AGREES THAT THE ARBITRATOR SHALL ADMINISTER AND CONDUCT ANY ARBITRATION IN ACCORDANCE WITH CALIFORNIA LAW, INCLUDING THE CALIFORNIA CODE OF CIVIL PROCEDURE AND THE CALIFORNIA EVIDENCE CODE, AND THAT THE ARBITRATOR SHALL APPLY SUBSTANTIVE AND PROCEDURAL CALIFORNIA LAW TO ANY DISPUTE OR CLAIM, WITHOUT REFERENCE TO RULES OF CONFLICT OF LAW. TO THE EXTENT THAT THE JAMS RULES CONFLICT WITH CALIFORNIA LAW, CALIFORNIA LAW SHALL TAKE PRECEDENCE. EMPLOYEE AGREES THAT ANY ARBITRATION UNDER THIS AGREEMENT SHALL BE CONDUCTED IN SANTA CLARA COUNTY, CALIFORNIA.

(iii) Remedy. EXCEPT AS PROVIDED BY THE ACT AND THIS AGREEMENT, ARBITRATION SHALL BE THE SOLE, EXCLUSIVE, AND FINAL REMEDY FOR ANY DISPUTE BETWEEN EMPLOYEE AND THE COMPANY. ACCORDINGLY, EXCEPT AS PROVIDED FOR BY

THE ACT AND THIS AGREEMENT, NEITHER EMPLOYEE NOR THE COMPANY WILL BE PERMITTED TO PURSUE COURT ACTION REGARDING CLAIMS THAT ARE SUBJECT TO ARBITRATION.

(iv) Administrative Relief. EMPLOYEE UNDERSTANDS THAT THIS AGREEMENT DOES NOT PROHIBIT HIM FROM PURSUING AN ADMINISTRATIVE CLAIM WITH A LOCAL, STATE, OR FEDERAL ADMINISTRATIVE BODY OR GOVERNMENT AGENCY THAT IS AUTHORIZED TO ENFORCE OR ADMINISTER LAWS RELATED TO EMPLOYMENT, INCLUDING, BUT NOT LIMITED TO, THE DEPARTMENT OF FAIR EMPLOYMENT AND HOUSING, THE EQUAL EMPLOYMENT OPPORTUNITY COMMISSION, THE NATIONAL LABOR RELATIONS BOARD, THE WORKERS’ COMPENSATION BOARD, OR THE DEPARTMENT OF LABOR STANDARDS ENFORCEMENT TO THE EXTENT REQUIRED BY LAW. THIS AGREEMENT DOES, HOWEVER, PRECLUDE EMPLOYEE FROM PURSUING COURT ACTION REGARDING ANY SUCH CLAIM, EXCEPT AS PERMITTED BY LAW.

(v) Voluntary Nature of Agreement. EMPLOYEE ACKNOWLEDGES AND AGREES THAT HE IS EXECUTING THIS AGREEMENT VOLUNTARILY AND WITHOUT ANY DURESS OR UNDUE INFLUENCE BY THE COMPANY OR ANYONE ELSE. EMPLOYEE ACKNOWLEDGES AND AGREES THAT HE HAS RECEIVED A COPY OF THE TEXT OF CALIFORNIA LABOR CODE SECTION 2870. HE FURTHER ACKNOWLEDGES AND AGREES THAT HE HAS CAREFULLY READ THIS AGREEMENT AND HAS ASKED ANY QUESTIONS NEEDED FOR HIM TO UNDERSTAND THE TERMS, CONSEQUENCES, AND BINDING EFFECT OF THIS AGREEMENT AND FULLY UNDERSTANDS IT, INCLUDING THAT HE IS WAIVING HIS RIGHT TO A JURY TRIAL. FINALLY, HE AGREES THAT HE HAS BEEN PROVIDED AN OPPORTUNITY TO SEEK THE ADVICE OF AN ATTORNEY OF HIS CHOICE BEFORE SIGNING THIS AGREEMENT.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, each of the parties has executed this Agreement, in the case of the Company by its duly authorized officer, as of the day and year set forth below.

COMPANY	IRIDEX CORPORATION

	By:	/s/ James H. Mackaness

	Title:	Chief Financial Officer

EMPLOYEE	THEODORE A. BOUTACOFF

	By:	/s/ Theodore A. Boutacoff

Title:

Exhibit A

Amended Options

Grant Date	Shares	Exercise Price	Expiration Date
11/11/2003	41,448	$5.39	11/11/2013
11/11/2003	18,552	$5.39	11/11/2013
4/28/2005	43,314	$5.56	4/28/2015
4/28/2005	31,686	$5.56	4/28/2015
12/11/2008	25,000	$0.90	12/11/2015
4/29/2010	20,000	$4.31	4/29/2017
4/29/2010	10,000	$4.31	4/29/2017

Exhibit B

Release Agreement